                                                                     Exhibit 4.2

                                MAINCONTROL, INC.


                           FOURTH AMENDED AND RESTATED

                           INVESTORS' RIGHTS AGREEMENT

                                January 26, 2000

                                TABLE OF CONTENTS



                                                                            Page
1. Registration Rights....................................................     2
   1.1   Definitions......................................................     2
   1.2   Request for Registration.........................................     3
   1.3   Company Registration.............................................     5
   1.4   Obligations of the Company.......................................     5
   1.5   Furnish Information..............................................     6
   1.6   Expenses of Demand Registration..................................     6
   1.7   Expenses of Company Registration.................................     7
   1.8   Underwriting Requirements........................................     7
   1.9   Delay of Registration............................................     8
   1.10  Indemnification..................................................     8
   1.11  Reports Under Securities Exchange Act of 1934....................     9
   1.12  Form S-3 Registration............................................    10
   1.13  Assignment of Registration Rights................................    11
   1.14  Limitations on Subsequent Registration Rights....................    12
   1.15  "Market Stand-Off" Agreement.....................................    12
   1.16  Termination of Registration Rights...............................    12
2. COVENANTS OF THE COMPANY, INVESTORS AND KEY STOCKHOLDERS...............    13
   2.1  Delivery of Financial Statements..................................    13
   2.2  Intentionally Left Blank..........................................    13
   2.3  Confidentiality and Termination of Information and
        Inspection Covenants..............................................    13
   2.4  Right of First Offer..............................................    14
   2.5  Automatic Termination of Paragraphs 2.1, 2.3 and 2.4..............    15
   2.6  Key-Man Insurance.................................................    15
   2.7  Proprietary Information and Inventions Agreements.................    16
3. MISCELLANEOUS..........................................................    17
   3.1  Successors and Assigns............................................    17
   3.2  Governing Law.....................................................    17
   3.3  Counterparts......................................................    17
   3.4  Titles and Subtitles..............................................    17
   3.5  Notices...........................................................    17
   3.6  Expenses..........................................................    17
   3.7  Amendments and Waivers............................................    17
   3.8  Severability......................................................    18
   3.9  Aggregation of Stock..............................................    18

Schedule A       Schedule of Investors and Key Stockholders


             FOURTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT


          This FOURTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT (this "Agreement") is made as of the 26th day of January 2000, by and among MainControl, Inc., a Delaware corporation (the "Company"), and the investors and the key stockholders of the Company listed on Schedule A hereto (the "Investors" and the "Key Stockholders," respectively).

                                    RECITALS

          WHEREAS, the Company and certain of the Investors are parties to the Series D Preferred Stock Purchase Agreement of even date herewith (the "Series D Agreement");

          WHEREAS, the Company issued and sold its Series A Preferred Stock to certain of the Investors pursuant to a Series A Preferred Stock Purchase Agreement dated April 17, 1996, and simultaneously therewith the Company and such Investors entered into an Investors' Rights Agreement setting forth (i) the rights of such Investors and the Key Stockholders to cause the Company to register shares of Common Stock and (ii) certain other matters set forth therein;

          WHEREAS, the Company issued and sold its Series B Preferred Stock to certain of the Investors pursuant to a Series B Preferred Stock Purchase Agreement dated September 8, 1997, and simultaneously therewith the Company and such Investors entered into an Amended and Restated Investors' Rights Agreement setting forth (i) the rights of such Investors and the Key Stockholders to cause the Company to register shares of Common Stock and (ii) certain other matters set forth therein;

          WHEREAS, the Company issued and sold its Series C Preferred Stock to certain of the Investors pursuant to two Series C Preferred Stock Purchase Agreements dated December 10, 1998 and June 30, 1999, and simultaneously therewith the Company and such Investors entered into a Second and Third Amended and Restated Investors' Rights Agreement setting forth (i) the rights of such Investors and the Key Stockholders to cause the Company to register shares of Common Stock and (ii) certain other matters set forth therein;

          WHEREAS, in order to induce the Company to enter into the Series D Agreement and to induce certain of the Investors to invest funds in the Company pursuant to the Series D Agreement, the Investors and the Company hereby agree that this Agreement, as amended and restated, shall govern the rights of all of the Investors and the Key Stockholders (i) to cause the Company to register shares of Common Stock and (ii) with respect to certain other matters as set forth herein;

          NOW, THEREFORE, the parties hereby terminate the Third Amended and Restated Investors' Rights Agreement dated June 30, 1999 among the Company and certain of the Investors, and replace such agreement in its entirety herewith, and further agree as follows:

 .  REGISTRATION RIGHTS.  The Company Covenants And Agrees As Follows:

     1.1  Definitions.  For purposes of this Agreement:
          -----------

          (a) The term "Act" means the Securities Act of 1933, as amended.

          (b) The term "Affiliate" shall refer to any person or entity controlling, controlled by or under common control with such Investors. In addition, as to (i) an Investor that is a limited partnership, the term Affiliate shall also refer to any affiliated limited partnership that is managed by the same management company or managing partner or by a person or entity controlling, controlled by or under common control with, such management company or managing partner; and (ii) an Investor that is a trust, the term Affiliate shall also refer to any grantor of the trust.

          (c) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

          (d) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with
Section 1.13 hereof.

          (e) The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

          (f) The term "register", "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

          (g) The term "Registrable Securities" means (i) the Common Stock issuable or issued upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock (whether such Series A, Series B, Series C or Series D Preferred Stock is currently issued or hereafter acquired), (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned, and (iii) for purposes of
Section 1.3 (and other portions of this Section 1, to the extent they relate to rights or registration under Section 1.3), the term "Registrable Securities" shall also include shares of Common Stock of the Company (other than shares described in clauses (i) and (ii) of this subsection 1.1(g)) eligible for registration pursuant to subsection 1.3(b).

          (h) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

          (i) The term "SEC" shall mean the Securities and Exchange Commission.


          1.2  Request for Registration.
               ------------------------

          (a) If the Company shall receive at any time after the earlier of (i) January ____, 2003, or (ii) one year after the closing of an initial public offering, provided that the following shall not be considered a public offering:
(i) any issuance of Common Stock as consideration for a merger, acquisition or SEC Rule 145 transaction, and (ii) any issuance of Common Stock or rights to acquire Common Stock to existing securityholders or to employees of the Company or its Subsidiaries on Form S-4 or Form S-8 (or any successor forms adopted by the Securities and Exchange Commission) or otherwise, irrespective of the jurisdiction in which the initial public offering is conducted, a written request from one or more Holders that the Company file a registration statement under the Act covering the registration of at least twenty-five percent (25%) of the aggregate Registrable Securities then issuable or issued pursuant to the conversion of the then outstanding Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, having an aggregate offering price, net of underwriting discounts and commissions, of at least $20,000,000, then the Company shall:

          (i) within ten (10) days of the receipt thereof, give written notice of such request to all Holders; and

          (ii) effect as soon as practicable, and in any event within sixty (60) days of the receipt of such request, the registration under the Act of all Registrable Securities that the Holders request to be registered, subject to the limitations of subsection 1.2(b), within twenty (20) days of the mailing of such notice by the Company in accordance with Section 3.5.

          (b) If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 1.2(a) and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by the majority in interest of the Initiating Holders and shall be of nationally recognized standing and reasonably acceptable to the Company. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders electing to include shares in the offering, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

          (c) Notwithstanding the foregoing, (i) the Company shall have the right to defer taking action with respect to a request for registration pursuant to this Section 1.2, where such request is received at any time during the period beginning ninety (90) days prior to the filing of any other registration statement (for the Company's account or otherwise) relating to an underwritten public offering of the Company's securities and ending ninety days (90) following the effective date of such registration statement (or, if such registration statement does not become effective, ninety days (90) following the withdrawal of such registration statement or the date such registration statement is deemed abandoned), until the conclusion of such period and (ii) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2 a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than one hundred eighty (180) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize the right set forth in (ii) above more than once in any twelve (12) month period.


          (d) The Company is obligated to effect only two (2) such registrations pursuant to this Section 1.2.

          1.3  Company Registration.
               --------------------

          (a) If the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders and including for this purpose a registration effected by the Company upon exercise of a demand right contained in Section 1.2 of this Agreement) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan or a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of
Section 1.8, include in the registration statement all of the Registrable Securities that each such Holder has requested to be registered.

          (b) Upon any sale by the Company of shares of its Common Stock to the public in a firmly underwritten public offering solely for cash, (i) the Key Stockholders and (ii) any employee officers and employee directors of the Company holding individually not less than one percent (1%) of the shares of the outstanding Common Stock (on a fully diluted basis) of the Company on the date notice is provided to each Holder pursuant to subsection 1.3(a) shall be entitled to include any of their shares of Common Stock in any registration by the Company under this subsection 1.3, if (A), for purposes of (ii) above only, such persons who choose to include any of their securities in such registration shall continue to serve the Company as employee officers or employee directors on the effective date of such registration statement, and (B) such persons agree to be bound by all other provisions of this Agreement and participate in any such registration on the same basis as each Holder (except as specifically set forth in Section 1.8 below) in accordance with all applicable provisions of this Agreement.

          1.4  Obligations of the Company.  Whenever required under this
               --------------------------
Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to ninety (90) days.

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

          (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Company are then listed.

          1.5  Furnish Information.
               -------------------

          (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

          (b) The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.12 if, due to the operation of subsection 1.5(a), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in subsection 1.2(a) or subsection 1.12(b)(2), whichever is applicable.

          1.6  Expenses of Demand Registration.  All expenses other than
               -------------------------------
underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2 and fees and disbursements of any counsel for the Holders, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2.

          1.7  Expenses of Company Registration.  The Company shall bear and
               --------------------------------
pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.13), including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements of counsel for the Company for this purpose, but excluding underwriting discounts and commissions relating to Registrable Securities and the fees and disbursements of any counsel for the Holders.

          1.8  Underwriting Requirements.  In connection with any offering
               -------------------------
involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as the underwriters determine in their sole discretion will not adversely affect their ability to market the offering. If the underwriters determine that marketing factors require a limitation of the number of shares to be underwritten, the underwriters may exclude from such underwriting all or some of the shares proposed for registration on behalf of Holders, and other stockholders, on the following basis:

          (a) shares held by any person who does not have contractual rights to cause the Company to register such shares shall first be excluded;

          (b) if further reductions are required, the Registrable Securities of any Holder electing to include shares in the offering will next be excluded, such reductions to be allocated as nearly as practicable among each such Holder in proportion to the number of shares that such Holder requests to be registered bears to the total number of shares that all Holders request to be registered; provided, however, that in a demand registration pursuant to Section 1.2 of this
--------  -------
Agreement, all shares held by Key Stockholders exercising piggyback registration rights under Section 1.3 of this Agreement shall be excluded from the offering before exclusion of any shares held by an Investor participating in such demand registration.

          Notwithstanding the foregoing, in no event shall any shares being sold by a stockholder exercising a demand registration right similar to that granted in Section 1.2 be excluded from such offering.

          1.9  Delay of Registration.  No Holder shall have any right to
               ---------------------
obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

          1.10  Indemnification.
                ---------------

          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, or the 1934 Act or other federal or state securities law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, or the 1934 Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

          (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state securities law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 1.10(b) exceed the net proceeds from the offering received by such Holder.

          (c) Promptly after receipt by an indemnified party under this Section
1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

          (d) The obligations of the Company and Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

          1.11  Reports Under Securities Exchange Act of 1934.  With a view to
                ---------------------------------------------
making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

          (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

          (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

          (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

          1.12  Form S-3 Registration.  In case the Company shall receive
                ---------------------
from any Holder or Holders a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

          (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

          (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.12: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $1,000,000; (3) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than one hundred fifty (150) days after receipt of the request of the Holder or Holders under this Section 1.12; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period; (4) if the Company has, within the twelve
(12) month period preceding the date of such request, already effected one (1) registration on Form S-3 for the Holders pursuant to this Section 1.12; (5) if the Company has already effected a total of six (6) registrations on Form S-3 for the Holders pursuant to this Section 1.12; or (6) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

          (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the

Holders. All expenses incurred in connection with the first four registrations requested pursuant to this Section 1.12, including (without limitation) all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of counsel for the Company, but excluding any underwriters' discounts or commissions associated with Registrable Securities and the fees and disbursements of any counsel for the Holders, shall be borne by the Company; the participating Holders shall bear all expenses of any additional registrations under this Section 1.12. Registrations effected pursuant to this
Section 1.12 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

          1.13  Assignment of Registration Rights.  The rights to cause the
                ---------------------------------
Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder that is a limited partnership to any affiliated limited partnership that is managed by the same management company or managing partner or by a person or entity controlling, controlled by or under common control with, such management company or managing partner, or by a Holder that is a corporation to any entitiy that directly or indirectly controls the Holder or is directly or indirectly controlled by the Holder who, after such assignment or transfer, holds at least 200,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), or, in the case of an Investor that is a trust, to any grantor or beneficiary of such trust, or in the case of an individual to any lineal ancestor, lineal descendant or spouse; provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. For purposes of the foregoing sentence, "control" shall mean either (i) service as or the ability to appoint a director of any entity, or (ii) ownership of at least 10% of the outstanding equity of an entity. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 1.

          1.14  Limitations on Subsequent Registration Rights.  From and after
                ---------------------------------------------
the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders that is included or (b) to make a demand registration that could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 1.2(a) or within one hundred twenty
(120) days of the effective date of any registration effected pursuant to
Section 1.2.

          1.15  "Market Stand-Off" Agreement.  Each Investor and Key
                 ---------------------------
Stockholder hereby agrees that, during the period of duration (not to exceed one hundred eighty (180) days) specified by the Company and an underwriter of common stock or other securities of the Company, following the effective date of the initial registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except common stock included in such registration; provided, however, that all officers, directors and greater than one percent (1%) stockholders of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements.

          In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Investor and Key Stockholder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

          1.16  Termination of Registration Rights.
                ----------------------------------

          No Holder shall be entitled to exercise any right provided for in this
Section 1 after the earlier of (i) five (5) years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with a firm commitment underwritten offering of its securities to the general public that triggers the conversion of all outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock pursuant to Section 4(b) of ARTICLE FOURTH of the Company's Fifth Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") or (ii) as to any Holder, such time at which all Registrable Securities held by such Holder can be sold in any three month period without registration in compliance with Rule 144 of the Act.

          Notwithstanding the foregoing, no Holder shall be entitled to exercise any right provided for in this Section 1 with respect to any shares of Common Stock issued to such Holder upon the conversion of such Holder's shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock of the Company pursuant to Article IV, Section (B), Paragraph 4(l) of the Certificate of Incorporation (which Paragraph is entitled "Special Mandatory Conversion"), as such provision may be amended from time to time.

          2.   Covenants Of The Company, Investors And Key Stockholders.
               --------------------------------------------------------

          2.1  Delivery of Financial Statements. The Company shall deliver to
               --------------------------------
each Investor that holds at least 200,000 shares of Statements Registrable Securities (as adjusted for subsequent stock splits, recombinations or reclassifications):

          (a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder's equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("gaap"), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

          (b) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited income statement, statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter; and

          (c) such other information relating to the financial condition, business, prospects or corporate affairs of the Company as the Investor or any assignee of the Investor may from time to time request, provided, however, that the Company shall not be obligated under this subsection (c) or any other subsection of Section 2.1 to provide information that it deems in good faith to be a trade secret or similar confidential information.


          2.2  Intentionally Left Blank.
               ------------------------
          2.3  Confidentiality and Termination of Information and Inspection
               -------------------------------------------------------------
Covenants.
---------

          (a) Each Investor receiving information under the covenants set forth in Section 2.1 hereby agrees to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; provided, however, that notwithstanding the foregoing, the Investors may include summary financial information concerning the Company and general statements concerning the nature and progress of the Company's business in their reports to their respective investors or limited partners.

          (b) The covenants set forth in Section 2.1, Section 2.4 and Section
2.7 shall terminate as to Investors and be of no further force or effect upon the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with a firm commitment underwritten offering of its securities to the general public that triggers the conversion of all outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock pursuant to Section 4(b) of ARTICLE FOURTH of the Company's Certificate of Incorporation.


          2.4  Right of First Offer. Subject to the terms and conditions
               --------------------
specified in this paragraph 2.4, the Company hereby grants to each Major Investor (as hereinafter defined) a right of first offer to purchase its Pro Rata Share (as hereinafter defined) (in whole or in part) with respect to future sales by the Company of its Shares (as hereinafter defined) to be sold. For purposes of this Section 2.4, the term Major Investor shall include each Investor and Alex Pinchev, Dieter Riffel, Formula Ventures L.P., Formula Ventures (Israel) L.P., FV-PEH L.P. and USU Sofwarehaus Unternehmensberatung. Each Major Investor shall be entitled to assign or apportion the right of first offer hereby granted it among itself and its partners and affiliates (including in the case of a venture capital fund other venture capital funds affiliated with such fund) in such proportions as it deems appropriate. For purposes of this Section 2.4, a Major Investor's Pro Rata Share of Shares shall mean that number of Shares that equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Preferred Stock then held, by such Major Investor bears to the total number of shares of Common Stock issued and held, or issuable upon conversion of the Preferred Stock then held, by all the Major Investors.

          Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock ("Shares"), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions:

          (a) The Company shall deliver a notice by facsimile or certified mail ("Notice") to the Major Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, (iii) the price and a summary of the terms, if any, upon which it proposes to offer such Shares and
(iv) each Major Investor's Pro Rata Share.

          (b) By written notification received by the Company within fifteen
(15) business days after receipt of the Notice, each Major Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to its Pro Rata Share of such Shares. For purposes of this Section 2.4, each Major

Investor that purchases its Pro Rata Share of the Shares shall be a "Fully-Exercising Investor." If so specified in writing by a Fully-Exercising Investor within the same fifteen (15) day period as referred to above, such Fully-Exercising Investor may elect to purchase or obtain, in addition to its Pro Rata Share of the Shares and at the price and on the terms specified in the Notice, up to its Over-allotment Portion (as defined below) of the Shares. For purposes of this Section 2.4, a Fully-Exercising Investor's Over-allotment Portion shall be that portion of the Shares not subscribed for by the Major Investors that is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of Preferred Stock then held, by such Fully-Exercising Investor bears to the total number of shares of Common Stock issued and held, or issuable upon conversion of the Preferred Stock then held, by all Fully-Exercising Investors who wish to purchase some of the unsubscribed shares.

          (c) If all Shares that the Major Investors are entitled to obtain pursuant to subsection 2.4(b) are not elected to be obtained as provided in subsection 2.4(b) hereof, the Company may, during the sixty (60)-day period following the expiration of the period provided in subsection 2.4(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.

          (d) The right of first offer in this paragraph 2.4 shall not be applicable (i) to shares of Common Stock issuable or issued to employees, consultants, directors or vendors (if in transactions with primarily non-financing purposes) of the Company directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors, (ii) to shares of Common Stock issued or issuable in a firm commitment underwritten public offering in connection with which all outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock will be converted to Common Stock, (iii) to shares of Common Stock issued or issuable upon conversion of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, (iv) to securities issued or issuable to banks or equipment lessors, provided such issuances are for other than primarily equity financing purposes and (v) to securities issued in connection with business combinations or corporate partnering agreements approved by the Board of Directors.

          2.5  Automatic Termination of Paragraphs 2.1, 2.3 and 2.4.  Upon the
               ----------------------------------------------------
closing of an initial public offering by the Company of its Common Stock, provided that the following shall not be considered a public offering: (i) any issuance of Common Stock as consideration for a merger, acquisition or SEC Rule 145 transaction, and (ii) to employees of the Company or its Subsidiaries on Form S-4 or Form S-8 (or any successor forms adopted by the Securities and Exchange Commission) or otherwise, irrespective of the jurisdiction in which the initial public offering is conducted, or at the latest time prior to such closing, if required by the principal securities exchange or market upon which the Common Stock will be listed or traded, this Agreement, automatically without further action, is hereby amended by deleting paragraphs 2.1, 2.3 and 2.4 in their entirety.

          2.6  Key-Man Insurance.  The Company shall maintain term life
               -----------------
insurance on the life of Alex Pinchev in an amount of at least $2 million from a financially sound and reputable insurer. Such policy shall name the Company as loss payee with respect to such $2 million. The key man life insurance shall not be cancelable by the Company without prior approval of the Board of Directors.

          2.7  Proprietary Information and Inventions Agreements.  The Company
               -------------------------------------------------
will cause each consultant and each person now or hereafter employed by it or any subsidiary with access to confidential information to enter into a Proprietary Information and Inventions Agreement in substantially the form approved by the Board of Directors.

          3.   Miscellaneous.
               -------------

          3.1  Successors and Assigns. Except as otherwise provided herein,
               ----------------------
the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          3.2  Governing Law.  This Agreement shall be governed by and
               -------------
construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

          3.3  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          3.4  Titles and Subtitles.  The titles and subtitles used in this
               --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          3.5  Notices.  Unless otherwise provided, any notice required or
               -------
permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon delivery by facsimile or overnight courier or upon deposit with the United States Post Office, by registered or certified air mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

          3.6  Expenses.  If any action at law or in equity is necessary to
               --------
enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          3.7  Amendments and Waivers.  Any term of this Agreement may be
               ----------------------
amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company (which shall not amend or waive any term of this agreement without obtaining the prior consent of at least a majority of the members of its Board of Directors), the holders of a majority of the Registrable Securities then outstanding; provided, however, that in the event such amendment or waiver adversely affects the rights and/or obligations of the Key Stockholders under Section 1 of this Agreement in a different manner than the other Holders, such amendment or waiver shall also require the written consent of holders of at least a majority of the Common Stock (assuming the conversion of all outstanding shares of Preferred Stock) then held by the Key Stockholders then employed by the Company; and provided, further, however, that no amendment may adversely affect the rights and/or obligations of any one Holder disproportionately without such Holder's written consent.

          3.8  Severability.  If one or more provisions of this Agreement are
               ------------
held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of the Agreement shall be interpreted as if such provision were so excluded, and shall be enforceable in accordance with its terms.

          3.9  Aggregation of Stock.  All shares of Registrable Securities of
               --------------------
the Company held or acquired by a stockholder and its Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement. For purposes of the foregoing, the shares held by any stockholder that (i) is a partnership or corporation shall be deemed to include shares held by the partners, retired partners and stockholders of such holder or members of the "immediate family" (as defined below) of any such partners, retired partners and stockholders, and any custodian or trustee for the benefit of any of the foregoing persons and (ii) is an individual shall be deemed to include shares held by any members of the stockholder's immediate family ("immediate family" shall include any spouse, father, mother, brother, sister, lineal descendant of spouse or lineal descendant) or to any custodian or trustee for the benefit of any of the foregoing persons.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                     THE COMPANY:

                                     MAINCONTROL, INC.



                                     By:  /s/  Alex Pinchev
                                          ____________________________________
                                          Alex Pinchev
                                          Chairman, President & CEO


                                     Address:  7900 Westpark Drive
                                               Suite T500
                                               McLean, VA 22102

                                     INVESTORS:

                                     RIGGS CAPITAL PARTNERS, LLC


                                     By:  /s/ J. Carter Beese, Jr.
                                          ____________________________________
                                          J. Carter Beese, Jr.
                                          President

                                     Address:  800 17th Street, NW
                                               Washington, DC  20006-3944


                                     TRIDENT CAPITAL FUND - IV, L.P.
                                     By: Trident Capital Management - IV,
                                         L.L.C.

                                           Its General Partner


                                     By:  /s/ Peter Meekin
                                          ____________________________________
                                          Peter Meekin
                                          Managing Director

                                     Address:  2480 Sand Hill Road, Suite 100
                                               Menlo Park, CA  94025



                                     TRIDENT CAPITAL FUND - IV Affiliates
                                     Fund, L.P.
                                     By:  Trident Capital Management - IV,
                                     L.L.C.

                                           Its General Partner


                                     By:  /s/ Peter Meekin
                                          ___________________________________
                                          Peter Meekin
                                          Managing Director

                                     Address:  2480 Sand Hill Road,
                                               Suite 100
                                               Menlo Park, CA  94025

                                     TRIDENT CAPITAL FUND - IV Affiliates Fund
                                     (Q), L.P.
                                     By:  Trident Capital Management - IV,
                                     L.L.C.

                                           Its General Partner


                                     By:  /s/ Peter Meekin
                                          ____________________________________
                                          Peter Meekin
                                          Managing Director

                                     Address:  2480 Sand Hill Road, Suite 100
                                               Menlo Park, CA  94025


                                     TRIDENT CAPITAL FUND - IV Principals
                                     Fund, L.P.
                                     By:  Trident Capital Management - IV,
                                          L.L.C.

                                           Its General Partner


                                     By:  /s/ Peter Meekin
                                          ____________________________________
                                          Peter Meekin
                                          Managing Director

                                     Address:  2480 Sand Hill Road,
                                               Suite 100
                                               Menlo Park, CA  94025

                                     EVERGREEN PARTNERS U. S. DIRECT FUND III,
                                     L.P.


                                     By:  /s/ Ofer Ne'eman
                                          ____________________________________
                                          Mr. Ofer Ne'eman


                                     By:  /s/ Motti Hoss
                                          ____________________________________
                                          Mr. Motti Hoss

                                     Address:  c/o Evergreen Canada Israel
                                                  Management Ltd.
                                               96 Rothschild Blvd.
                                               Tel Aviv 65224 Israel


                                     EPF3 (OVERSEAS) LTD.


                                     By:  /s/ Ofer Ne'eman
                                          ____________________________________
                                          Mr. Ofer Ne'eman


                                     By:  /s/ Motti Hoss
                                          ____________________________________
                                          Mr. Motti Hoss

                                     Address:  c/o Evergreen Canada Israel
                                                  Management Ltd.
                                                96 Rothschild Blvd.
                                                Tel Aviv 65224 Israel


                                     FIRST UNION FINANCIAL CO. LTD.


                                     By:  /s/ George Horesh
                                          ____________________________________
                                          Mr. George Horesh

                                     Address:  c/o Evergreen Canada Israel
                                                  Management Ltd.
                                                96 Rothschild Blvd.
                                                Tel Aviv 65224 Israel

                                     IJT TECHNOLOGIES LTD.


                                     By:  /s/ Ofer Ne'eman
                                          ____________________________________
                                          Mr. Ofer Ne'eman


                                     By:  /s/ George Horesh
                                          ____________________________________
                                          Mr. George Horesh

                                     Address:  c/o Evergreen Canada Israel
                                                  Management Ltd.
                                               96 Rothschild Blvd.
                                               Tel Aviv 65224 Israel

                                     AB SHAKED LAVAN LTD.


                                     By:  /s/ Ofer Ne'eman
                                          ____________________________________
                                          Mr. Ofer Ne'eman


                                     By:  /s/ M. Hoss
                                          ____________________________________
                                          Mr. M. Hoss

                                     Address:  c/o Evergreen Canada Israel
                                                  Management Ltd.
                                               96 Rothschild Blvd.
                                               Tel Aviv 65224 Israel


                                     PERISCOPE I FUND L.P.


                                     By:  /s/ Ofer Ne'eman
                                          ____________________________________
                                          Mr. Ofer Ne'eman


                                     By:  /s/ David Baskin
                                          ____________________________________
                                          Mr. David Baskin

                                     Address:  c/o Evergreen Canada Israel
                                                  Management  Ltd.

                                               96 Rothschild Blvd.
                                               Tel Aviv 65224 Israel

                                     EVERGREEN CANADA ISRAEL MANAGEMENT LTD.


                                     By:   /s/ Ofer Ne'eman
                                           ___________________________________
                                           Mr. Ofer Ne'eman


                                     By:   /s/ Moti Hoss
                                           ___________________________________
                                           Mr. Moti Hoss

                                     Address:  96 Rothschild Blvd.
                                               Tel Aviv 65224 Israel


                                     FEUCHTWANGER & PARTNER GMBH


                                     By:   /s/ G. Nikolaj Kiessling
                                           ___________________________________
                                           Mr. G. Nikolaj Kiessling
                                           Partner

                                     Address:  Maximilianstrasse 23
                                               80539 Munchen

                                     PRIVATE EQUITY BRIDGE INVEST LTD.
                                     By:   VBTC Management Ltd.
                                     Its:  Sole Director

                                     By:  /s/ Clive Munyard
                                          ____________________________________
                                          Clive Munyard
                                          Executive Director

                                     Address:  P. O. Box 30846 SMB
                                               The Grand Pavilion
                                                 Commercial Centre

                                               West Bay Road
                                               Grand Cayman
                                               Cayman Islands, B.W.I.

                                     JAFCO CO. LTD.


                                     By:  /s/ Hitoshi Imuta
                                          ____________________________________
                                          Hitoshi Imuta
                                          Chairman
                                          JAFCO America Ventures, Inc.
                                          Attorney-in-fact

                                     Address:  Tekko Bldg.
                                               1-8-2, Marunouchi, Chiyoda-ku,
                                               Tokoyo 100,
                                               Japan

                                     JAFCO AMERICA VENTURES, INC.


                                     By:  /s/ Hitoshi Imuta
                                          ____________________________________
                                          Hitoshi Imuta
                                          Chairman

                                     Address:  Tekko Bldg.
                                               1-8-2, Marunouchi, Chiyoda-ku,
                                               Tokoyo 100,
                                               Japan


                                     JAFCO R-3 INVESTMENT ENTERPRISE
                                     PARTNERSHIP


                                     By:  /s/ Hitoshi Imuta
                                          ____________________________________
                                          Hitoshi Imuta
                                          Chairman
                                          JAFCO America Ventures, Inc.
                                          Attorney-in-fact

                                     Address:  Tekko Bldg.
                                               1-8-2, Marunouchi, Chiyoda-ku,
                                               Tokoyo 100,
                                               Japan

                                     JAFCO JS-2 INVESTMENT ENTERPRISE
                                     PARTNERSHIP


                                     By:  /s/ Hitoshi Imuta
                                          ___________________________________
                                          Hitoshi Imuta
                                          Chairman
                                          JAFCO America Ventures, Inc.
                                          Attorney-in-fact

                                     Address:  Tekko Bldg.
                                               1-8-2, Marunouchi, Chiyoda-ku,
                                               Tokoyo 100,
                                               Japan


                                     JAFCO JS-3 INVESTMENT ENTERPRISE
                                     PARTNERSHIP


                                     By:  /s/ Hitoshi Imuta
                                          ____________________________________
                                          Hitoshi Imuta
                                          Chairman
                                          JAFCO America Ventures, Inc.
                                          Attorney-in-fact

                                     Address:  Tekko Bldg.
                                               1-8-2, Marunouchi, Chiyoda-ku,
                                               Tokoyo 100,
                                               Japan

                                     JAFCO G-6(A) INVESTMENT ENTERPRISE
                                     PARTNERSHIP


                                     By:  /s/ Hitoshi Imuta
                                          ___________________________________
                                          Hitoshi Imuta
                                          Chairman
                                          JAFCO America Ventures, Inc.
                                          Attorney-in-fact

                                     Address:  Tekko Bldg.
                                               1-8-2, Marunouchi, Chiyoda-ku,
                                               Tokoyo 100,
                                               Japan

                                     JAFCO G-6(B) INVESTMENT ENTERPRISE
                                     PARTNERSHIP

                                     By:  /s/ Hitoshi Imuta
                                          ___________________________________
                                          Hitoshi Imuta
                                          Chairman
                                          JAFCO America Ventures, Inc.
                                          Attorney-in-fact

                                     Address:  Tekko Bldg.
                                               1-8-2, Marunouchi, Chiyoda-ku,
                                               Tokoyo 100,
                                               Japan


                                     U.S. INFORMATION TECHNOLOGY NO. 2
                                     INVESTMENT ENTERPRISE PARTNERSHIP

                                     By:  /s/ Hitoshi Imuta
                                          ___________________________________
                                          Hitoshi Imuta
                                          Chairman
                                          JAFCO America Ventures, Inc.
                                          Attorney-in-fact

                                     Address:  Tekko Bldg.
                                               1-8-2, Marunouchi, Chiyoda-ku,
                                               Tokoyo 100,
                                               Japan

                                     NIPPON INVESTMENT & FINANCE CO., LTD.

                                     By:  /s/ Isao Oku
                                          ___________________________________
                                          Isao Oku
                                          Managing Director

                                     Address:  5F Daiwa Yaesu Building
                                               1-2-1, Kyobashi
                                               Chuo-ku
                                               Tokyo 104-0031
                                               Japan


                                     INVESTMENT ENTERPRISE PARTNERSHIP NIF 8

                                     By:  /s/ Isao Oku
                                          ____________________________________
                                          Isao Oku
                                          Managing Director

                                     Address:  5F Daiwa Yaesu Building
                                               1-2-1, Kyobashi
                                               Chuo-ku
                                               Tokyo 104-0031
                                               Japan


                                     INVESTMENT ENTERPRISE PARTNERSHIP NIF 9


                                     By:  /s/ Isao Oku
                                          ____________________________________
                                          Isao Oku
                                          Managing Director

                                     Address:  5F Daiwa Yaesu Building
                                               1-2-1, Kyobashi
                                               Chuo-ku
                                               Tokyo 104-0031
                                               Japan

                                     INVESTMENT ENTERPRISE PARTNERSHIP NIF 10-A

                                     By:  /s/ Isao Oku
                                          ____________________________________
                                          Isao Oku
                                          Managing Director

                                     Address:  5F Daiwa Yaesu Building
                                               1-2-1, Kyobashi
                                               Chuo-ku
                                               Tokyo 104-0031
                                               Japan

                                     INVESTMENT ENTERPRISE PARTNERSHIP NIF 10-B

                                     By:  /s/ Isao Oku
                                          ____________________________________
                                          Isao Oku
                                          Managing Director

                                     Address:  5F Daiwa Yaesu Building
                                               1-2-1, Kyobashi
                                               Chuo-ku
                                               Tokyo 104-0031
                                               Japan

                                     SEVIN ROSEN FUND V L.P.
                                     By:   SRB Associates V L.P.,
                                     Its:  General Partner


                                     By:  /s/ Jon Bayless
                                          ____________________________________
                                          Jon Bayless
                                          General Partner

                                     Address:  13455 Noel Road, Suite 1670
                                               Dallas, Texas  75240


                                     SEVIN ROSEN V AFFILIATES FUND L.P.
                                     By:   SRB Associates V L.P.,
                                     Its:  General Partner


                                     By:   /s/ Jon Bayless
                                           ___________________________________
                                           Jon Bayless
                                           General Partner

                                     Address:  13455 Noel Road, Suite 1670
                                               Dallas, Texas  75240


                                     SEVIN ROSEN BAYLESS MANAGEMENT COMPANY


                                     By: /s/ Jon Bayless
                                         _____________________________________
                                         Jon Bayless
                                         President

                                     Address:  13455 Noel Road, Suite 1670
                                               Dallas, Texas 75240

                                     YOZMA VENTURE CAPITAL LTD.


                                     By: /s/ Boaz Goldschmidt
                                         _____________________________________
                                         Boaz Goldschmidt
                                         Vice President

                                     Address:  40 Einstein Street
                                               Tel Aviv 69102 Israel

                                     JUSTY LTD.
                                     By:  Star Venture Capital Management Ltd.
                                     Its:  General Partner

                                     By: /s/ Meir Barel
                                         _____________________________________
                                         Dr. Meir Barel

                                     Address:  c/o STAR Venture Capital
                                               Management Ltd.
                                               11 Galgaley Haplada Street
                                               PO Box 12600
                                               Herzelia Pituach  46733 Israel

                                     STAR MANAGEMENT OF INVESTMENTS
                                     (1993) LIMITED PARTNERSHIP
                                     By:   Star Venture Capital Management Ltd.
                                           Its: General Partner

                                     By: /s/ Meir Barel
                                         ____________________________________
                                         Dr. Meir Barel

                                     Address:  c/o STAR
                                     Venture   Capital
                                               Management Ltd.
                                               11 Galgaley Haplada Street
                                               PO Box 12600
                                               Herzelia Pituach  46733 Israel


                                     SVE STAR VENTURES ENTERPRISES NO. III Gbr,
                                     a German Civil Law Partnership (with
                                     limitation of liability)
                                     By:  SVM Star Ventures Management GmbH
                                          No. 3


                                     By: /s/ Meir Barel
                                         ____________________________________
                                         Dr. Meir Barel

                                     Address:  Posartstrasse 9
                                               D-81679 Munich, Germany

                                     SVE STAR VENTURES ENTERPRISES NO. IIIA
                                     Gbr, a German Civil Law Partnership (with
                                     limitation of liability)
                                     By:  SVM Star Ventures Management GmbH
                                          No. 3

                                     By:  /s/ Meir Barel
                                          ____________________________________
                                          Dr. Meir Barel

                                     Address:  Posartstrasse 9
                                               D-81679 Munich, Germany


                                     SVM STAR VENTURES MANAGEMENTGESELLSCHAFT
                                     mbH Nr.3 & CO. BETEILIGUNGS KG
                                     By: SVM Star Ventures Management GmbH
                                         No. 3

                                     By:  /s/ Meir Barel
                                          ____________________________________
                                          Dr. Meir Barel

                                     Address:   Posartstrasse 9
                                                D-81679 Munich, Germany


                                     SVM STAR VENTURES MANAGEMENT GmbH Nr. 3


                                      By: /s/ Meir Barel
                                          ____________________________________
                                          Dr. Meir Barel

                                      Address: Posartstrasse 9
                                               D-81679 Munich, Germany


                                     SVE STAR VENTURES ENTERPRISES NO. V,
                                     a German Civil Law Partnership (with
                                     limitation of liability)

                                     By:  SVM Star Ventures Management GmbH
                                          No. 3


                                     By:  /s/ Meir Barel
                                          ____________________________________
                                          Dr. Meir Barel

                                     Address:  Posartstrasse 9
                                               D-81679 Munich, Germany

                                     STAR GROWTH ENTERPRISE,
                                     a German Civil Law Partnership (with
                                     limitation of liability)
                                     By:  SVM Star Ventures Management GmbH
                                          No. 3


                                     By:  /s/ Meir Barel
                                          ____________________________________
                                          Dr. Meir Barel

                                     Address:  Posartstrasse 9
                                               D-81679 Munich, Germany

                                     CHARLES RIVER PARTNERSHIP VII,
                                     A LIMITED PARTNERSHIP
                                     By:  Charles River VII GP Limited
                                          Partnership,
                                     Its: General Partner


                                     By: /s/ Michael J. Zak
                                         _____________________________________
                                         Michael J. Zak
                                         General Partner

                                     Address:  1000 Winter St., Suite 3300
                                               Waltham, Massachusetts  02154

                                     GILDE IT FUND B.V.


                                     By:  /s/ A. Arts
                                          ____________________________________
                                          A. Arts
                                          Investment Manager

                                     Address:  Newtonlaan 91
                                            3584 BP Utrecht
                                            The Netherlands

                                     ONE LIBERTY FUND III L.P.
                                     By:   One Liberty Partners III L.P.,
                                     Its:  General Partner


                                     By:  /s/ A. Arts
                                          ____________________________________
                                          A. Arts
                                          Representative

                                     Address:  One Liberty Square
                                               Boston, Massachusetts  02109


                                     RHO MANAGEMENT TRUST I
                                     By:   Rho Management Company, Inc.,
                                           as Investment Advisor


                                     By:  /s/ Joshua Ruch
                                          ____________________________________
                                          Joshua Ruch
                                          President & CEO

                                     Address: c/o Rho Management Company, Inc.
                                              Carnegie Hall Tower
                                              152 West 57th Street, 23rd Floor
                                              New York, New York 10019

                                     /s/ Joelle Kayden
                                     ____________________________________
                                     JOELLE KAYDEN

                                     Address:  2405 Tracy Place, NW
                                               Washington, DC  20008



                                     /s/ Dennis Gorman
                                     ____________________________________
                                     DENNIS GORMAN

                                     Address: 3540 Ranchero Road
                                              Plano, Texas 75093


                                     /s/ Martin R. Babst
                                     ____________________________________
                                     MARTIN R. BABST

                                     Address:  12620 Misty Creek Lane
                                               Fairfax, Virginia 22033

                                     INVESTORS AND KEY STOCKHOLDERS:

                                     /s/ Alex Pinchev
                                     ________________________________________
                                     ALEX PINCHEV

                                     Address:  7900 Westpark Drive
                                               Suite T500
                                               McLean, Virginia 22102

                                     /s/ Dieter Riffel
                                     ________________________________________
                                     DIETER RIFFEL

                                     Address:  c/o INTERCHIP
                                               Unternehmensberatung GmbH
                                               Englschalkinger StraBe-14
                                               81925 Munchen
                                               Germany


                                     FORMULA VENTURES L.P.
                                     By:  Formula Ventures Ltd.
                                     Its: General Partner


                                     By:  /s/ Reuben Ben-Arie
                                          ____________________________________
                                          Reuben Ben-Arie
                                          Director

                                     Address:  39 Shderot Hagalim
                                               Herzlia, Israel

                                     FORMULA VENTURES (ISRAEL) L.P.
                                     By:  Formula Ventures Partners (Cayman)
                                          Ltd.
                                     Its:  General Partner


                                     By:  /s/ Shai Beilis
                                          ____________________________________
                                          Shai Beilis
                                          CEO

                                     Address:  39 Shderot Hagalim

                                               Herzlia, Israel


                                     FV-PEH L.P.
                                     By:
                                     Its:  General Partner


                                     By:
                                         ____________________________________
                                         Director

                                     Address:  39 Shderot Hagalim
                                               Herzlia, Israel

                                     USU SOFTWAREHAUS
                                     UNTERNEHMENSBERATUNG AG


                                     By:  /s/ Udo Strehl
                                          ____________________________________
                                          Udo Strehl
                                          CEO

                                     Address:  Spitalhof
                                               D-71696 Moglingen
                                               Germany

                                     KEY STOCKHOLDERS:

                                     PLETHORA INVESTMENTS LTD.


                                     By:  /s/ P.N.D. Shefford
                                          ____________________________________
                                          P.N.D. Shefford
                                          Director

                                     Address:  Exchange House, 4th Floor
                                               54-58 Athol Street
                                               Douglas, Isle of Man IM1 1JD
                                               British Isles

                                   SCHEDULE A

                   Schedule of Investors and Key Stockholders


Investors
---------

Riggs Capital Partners, LLC
800 17th Street, NW
Washington, DC  20006-3944

Trident Capital Fund - IV, L.P.
Trident Capital Fund - IV Affiliates Fund, L. P.
Trident Capital Fund - IV Affiliates Fund (Q), L. P.
Trident Capital Fund - IV Principals Fund, L. P.
c/o Trident Capital Management -IV, L.L.C.
2480 Sand Hill Road, Suite 100
Menlo Park, CA  94025

Evergreen Partners U.S. Direct Fund III, L.P.
EPF3 (Overseas) Ltd.
First Union Financial Co. Ltd.
IJT Technologies Ltd.
AB Shaked Lavan Ltd.
Periscope I Fund L.P.
Evergreen Canada Israel Management Ltd.
c/o Evergreen Canada Israel Management Ltd.
96 Rothschild Blvd.
Tel Aviv 65224 Israel

Feuchtwanger & Partner GmbH
Wertpapierhandelsbank
Maximilianstrasse 23
80539 Munchen

Private Equity Bridge Invest Ltd.
P. O. Box 30846 SMB
The Grand Pavilion Commercial Centre
West Bay Road
Grand Cayman
Cayman Islands, B.W.I.

JAFCO America Ventures, Inc.
JAFCO Co, Ltd.
U.S. Information Technology No. 2 Investment Enterprise Partnership JAFCO G-6(A) Investment Enterprise Partnership
JAFCO G-6(B) Investment Enterprise Partnership
JAFCO R-3 Investment Enterprise Partnership
JAFCO JS-2 Investment Enterprise Partnership
JAFCO JS-3 Investment Enterprise Partnership
Tekko Bldg.
1-8-2, Marunouchi, Chiyoda-ku,
Tokyo 100
Japan

Nippon Investment & Finance Co., Ltd.
Investment Enterprise Partnership NIF 8
Investment Enterprise Partnership NIF 9
Investment Enterprise Partnership NIF 10-A
Investment Enterprise Partnership NIF 10-B
5F Daiwa Yaesu Building
1-2-1, Kyobashi
Chuo-ku
Tokyo 104-0031
Japan

Sevin Rosen Fund V L.P.
Sevin Rosen V Affiliates Fund L.P.
Sevin Rosen Bayless Management Company
13455 Noel Road, Suite 1670
Dallas, Texas 75240

Yozma Venture Capital Ltd.
40 Einstein Street
Tel Aviv 69102 Israel

JUSTY LTD.
STAR Management of Investments (1993) Limited Partnership
c/o STAR Venture Capital Management Ltd.
11 Galgaley Haplada Street
P.O. Box 12600
Herzelia Pituach 46733

SVE STAR Ventures Enterprises No. III, a German Civil Law Partnership (with limitation of liability)
SVE STAR Ventures Enterprises No. IIIA, a German Civil Law Partnership (with limitation of liability)
SVM STAR Ventures Managementgesellschaft mbH Nr. 3 & Co. Beteiligungs KG SVM Star Ventures Management GmbH Nr. 3
SVE STAR Ventures Enterprises No. V, a German Civil Law Partnership (with limitation of liability)
Star Growth Enterprise, a German Civil Law Partnership (with limitation of liability)
Possartstr.  No.  9/3rd Floor
D-81679 Munchen, Germany

Charles River Partnership VII, A Limited Partnership
1000 Winter Street, Suite 3300
Waltham, Massachusetts 02154

Gilde IT Fund B.V.
One Liberty Fund III L.P.
c/o Gilde Investment Fund B.V.
Newtonlaan 91
P.O.  Box 85067
3508 AB Utrech

Rho Management Trust I
c/o Rho Management Company, Inc.
Carnegie Hall Tower
152 West 57th Street, 23rd Floor
New York, New York  10019

Alex Pinchev
MainControl, Inc.
7900 Westpark Drive, Suite T500
Vienna, VA 22182

Dieter Riffel
c/o INTERCHIP Unternehmensberatung GmbH
Englschalkinger StraBe-14
81925 Munchen
Germany

Formula Ventures L.P.
Formula Ventures (Israel) L.P.
FV-PEH L.P.
39 Shderot Hagalim
Herzlia Israel

USU Softwarehaus Unternehmensberatung AG
Spitalhof
D-71696 Moglingen
Germany

Joelle Kayden
2405 Tracy Place, NW
Washington, DC  20008

Dennis J. Gorman
3540 Ranchero Road
Plano, Texas 75093

Martin R. Babst
12620 Misty Creek Lane
Fairfax, Virginia 22033

Key Stockholders
----------------

Alex Pinchev
MainControl, Inc.
8230 Boone Boulevard, Suite 200
Vienna, VA 22182

Dieter Riffel
c/o INTERCHIP Unternehmensberatung GmbH
Englschalkinger StraBe-14
81925 Munchen
Germany
Telephone: 011-49-89-920-980

Formula Ventures L.P.
Formula Ventures (Israel) L.P.
FV-PEH L.P.
39 Shderot Hagalim
Herzlia Israel

USU Softwarehaus Unternehmensberatung AG
Spitalhof
D-71696 Moglingen
Germany

Plethora Investments Limited
Exchange House, 4th Floor
54-58 Athol Street
Douglas, Isle of Man IM1 1JD
British Isles